As filed with the Securities and Exchange Commission on September 18, 2012

Registration No. 333-183204

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE - EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3564	06-1393453
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4567 Telephone Road, Suite 100, Ventura, CA 93003 (805) 639-9458

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nikhil A. Mehta

Chief Financial Officer

Clean Diesel Technologies, Inc.

4567 Telephone Road, Suite 100

Ventura, CA  93003

(805) 639-9461

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven D. Pidgeon

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, AZ 85016-4232

(480) 606-5124

Approximate Date of Commencement of Proposed sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large Accelerated Filer 	Accelerated Filer 	Non-Accelerated Filer 	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	To be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	58,892 shares (2)	$2.315	$136,334.98	$15.62 (3)

(1)

Estimated solely for purpose of calculating the registration fee pursuant to the Securities Act of 1933, as amended (the “Securities Act”), Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s shares of Common Stock on The Nasdaq Capital Market on August 6, 2012.

(2)

Represents shares of Common Stock reserved for issuance upon the vesting of Restricted Share Units issued under the New Employee Inducement Award granted on March 8, 2012 to Robert Craig Breese in connection with his employment.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Clean Diesel Technologies, Inc. is filing this pre-effective Amendment No. 2 to the Registration Statement on Form S-3, initially filed on August 9, 2012 and amended on September 11, 2012 (together, the “Registration Statement”), as an exhibit-only filing to re-file Exhibit 23.1 to the Registration Statement.  Accordingly, this Amendment No. 2 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 23.1, and the signature page. No changes have been made to Part I or Items 14, 15 or 17 of Part II of the Registration Statement and they have been omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

See the Exhibit Index attached to this registration statement that is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on the 18th day of September 2012.

CLEAN DIESEL TECHNOLOGIES, INC.

By:	/s/ R. Craig Breese
R. Craig Breese
President and Chief Executive Officer

By:	/s/ Nikhil Mehta
Nikhil Mehta
Chief Financial Officer (principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities below.

Signature	Title	Date

/s/ R. Craig Breese	President and Chief Executive Officer (principal executive officer)	September 18, 2012
R. Craig Breese

/s/ Nikhil A. Mehta	Chief Financial Officer, (principal financial officer)	September 18, 2012
Nikhil Mehta

/s/ David E. Shea	Controller, (principal accounting officer)	September 18, 2012
David E. Shea

/s/ *
Alexander Ellis III	Chairman of the Board	September 18, 2012

/s/ *
Charles F. Call	Vice-Chairman	September 18, 2012

/s/ *
Bernard H. Cherry	Director	September 18, 2012

/s/ *
Charles R. Engles, Ph.D.	Director	September 18, 2012

/s/ *
Derek R. Gray	Director	September 18, 2012

/s/ *
Mungo Park	Director	September 18, 2012

* The undersigned does hereby sign this registration statement on behalf of the above indicated diector of Clean Diesel Technologies, Inc. pursuant to a power of attorney executed by such director.

By: /s/ Nikhil A. Mehta
Nikhil A. Mehta
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description

2.	1

Agreement and Plan of Merger, dated as of May 13, 2010, among Clean Diesel Technologies, Inc. (“Clean Diesel”), CDTI Merger Sub, Inc. and Catalytic Solutions , Inc. (incorporated by reference to Annex A to the joint proxy statement/information statement and prospectus included in Clean Diesel’s Registration Statement on Form S-4/A filed on September 23, 2010).

2.	2

Letter Agreement dated September 1, 2010 amending the Agreement and Plan of Merger dated as of May 13, 2010 (incorporated by reference to Exhibit 2.2 to the joint proxy statement/information statement and prospectus included in Clean Diesel’s Registration Statement on Form S-4/A filed on September 23, 2010).

2.	3

Letter Agreement dated September 14, 2010 amending the Agreement and Plan of Merger dated as of May 13, 2010 (incorporated by reference to Exhibit 2.3 to the joint proxy statement/information statement and prospectus included in Clean Diesel’s Registration Statement on Form S-4/A filed on September 23, 2010).

4.	1

Specimen of Certificate for Clean Diesel Common Stock (incorporated by reference to Exhibit 4.1 to Clean Diesel’s Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (No. 333-166865) filed on November 10, 2010).

4.	2

New Employee Inducement Award Restricted Share Units granted to Robert Craig Breese, dated March 8, 2012 (incorporated by reference to Exhibit 10.37 to Clean Diesel's Annual Report on Form 10-K filed on March 29, 2012).

5.	1	Opinion of Rori M. Ridley, Esq. *

23.	1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.	2	Consent of Rori M. Ridley, Esq. (included in Exhibit 5.1).

24.	1	Power of Attorney. *

	*	Previously Filed.